UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2008

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Telenet Credit Facility

Effective on May 23, 2008, the Telenet Credit Facility, as described in the Annual Report on Form 10-K filed by Liberty Global, Inc. on February 26, 2008, was amended to (i) include an increased basket for permitted financial indebtedness incurred pursuant to finance leases, (ii) include a new definition of “Interkabel Acquisition,” (iii) carve-out indebtedness incurred under the network lease entered into in connection with the Interkabel Acquisition up to a maximum aggregate amount of €195,000,000 from the definition of Total Debt (as defined in the Telenet Credit Facility) and (iv) extend the availability period for the Telenet TLB2 Facility from July 31, 2008 to June 30, 2009. Furthermore, the margins for the respective facilities were confirmed as follows: (i) the applicable margin for the Telenet TLA Facility is 2.25% per annum over EURIBOR, (ii) the applicable margin for the Telenet TLB1 Facility and Telenet TLB2 Facility is 2.50% per annum over EURIBOR, (iii) the applicable margin for the Telenet TLC Facility is 2.75% per annum over EURIBOR and (iv) the applicable margin for the Telenet Revolving Facility is 2.125% per annum over EURIBOR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2008

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

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